Location/Identification

MINFILE Number:	082FNW188
Name(s):	**BUSTER**
	SHADOW, SHADOW 1-7, SHADOW FR. 1-6, NORJACK, NORJACK1-4, WINONA, WINONA 3-4

Status:	Past Producer	**Mining Division:**	Slocan
Mining Method	Underground	**Electoral District:**	Nelson-Creston
Regions:	British Columbia	**Forest District:**	Arrow Boundary Forest District
BCGS Map:	082F094		
NTS Map:	082F14W	**UTM Zone:**	11 (NAD 83)
Latitude:	49 56 35 N	**Northing:**	5532356
Longitude:	117 20 41 W	**Easting:**	475266
Elevation:	853 metres		
Location Accuracy:	Within 1KM		
Comments:	Approximate location of the Buster occurrence (Geological Survey of Canada Memoir 308, Map 1091A).		

Mineral Occurrence

Commodities: Silver, Zinc, Lead, Gold, Copper

Minerals	**Significant:**	Sphalerite, Galena, Tetrahedrite, Pyrargyrite, Silver
	Significant Comments:	Significant minerals are given in no particular order (Geological Survey of Canada Memoir 308, page 131).
	Associated:	Quartz, Calcite, Siderite
	Associated Comments:	Associated minerals are given in no particular order (Geological Survey of Canada Memoir 308, page 131).
	Mineralization Age:	Unknown
Deposit	**Character:**	Vein, Shear
	Classification:	Hydrothermal, Epigenetic
	Type:	I05: Polymetallic veins Ag-Pb-Zn+/-Au

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Triassic	Slocan	Undefined Formation	----
Middle Jurassic	----	----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
---	---	---
169 +/- 3 Ma	Zircon	Zircon

Lithology: Porphyritic Granite, Argillite, Slate, Quartzite, Limestone, Conglomerate, Tuff

Geological Setting

Tectonic Belt:	Omineca	**Physiographic Area:**	Selkirk Mountains
Terrane:	Quesnel		
Metamorphic Type:	Regional, Contact	**Relationship:**	Pre-mineralization
Grade:	Greenschist, Hornfels		

Inventory

No inventory data

Summary Production

		Metric		Imperial	
	Mined:	2	tonnes	2	tons
	Milled:	0	tonnes	0	tons
Recovery	Silver	2,364	grams	76	ounces
	Gold	31	grams	1	ounces
	Zinc	173	kilograms	381	pounds
	Lead	150	kilograms	331	pounds

Capsule Geology

The Buster occurrence is located at about 853 metres elevation, on a small knoll one kilometre southeast of Silverton, British Columbia.

No records could be located on work on the Buster property prior to 1970, except for production of 2 tonnes of ore in 1935. Work done on the claims hosting the Buster occurrence from 1970 to 1980 included trenching, one 122 metre diamond-drill hole, geochemical soil surveys, and ground electromagnetic and magnetic geophysical surveys. During this time two small adits were discovered in the northwest corner of the Winona claim group, covering the Buster occurrence.

The Buster occurrence is underlain by the Triassic Slocan Group, consisting of slate, argillite, quartzite, limestone, conglomerate and tuff. Porphyritic granite of the Middle Jurassic Nelson batholith outcrops to the south.

The Buster occurrence is mentioned in silver-lead-zinc vein deposits with or without gold and cadmium (Geological Survey of Canada Memoir 308, page 131). It is stated sphalerite was more abundant than galena and is classified as a fault-fissure lode. Other ore minerals may have included tetrahedrite, pyrargyrite, native silver and other unidentified minerals. Gangue minerals consist of varying proportions of quartz, calcite and siderite.

Production records indicate 2 tonnes of ore was mined from the Buster occurrence in 1935. This ore yielded 2364 grams silver, 31 grams gold, 173 kilograms zinc and 150 kilograms lead.

Bibliography

EMPR AR *1935-A26,E33
EMPR ASS RPT 4033, 4537, 4649, *8237, 9588
EMPR BC METAL MM00613
EMPR GEM *1972-57; *1973-77
EMPR INDEX 3-191
EMPR P 1989-5
GSC MAP 1667
GSC MEM *308, p. 133

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1996/01/30	**Revised By:**	Keith J. Mountjoy(KJM)	**Field Check:**	N